Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”), by and among Gentherm Incorporated, a Michigan corporation, having a place of business at 21680 Haggerty Road, Suite 101, Northville, MI 48167 (formerly named Amerigon Incorporated and referred to herein as “Gentherm”), and Feher Research Co. (successor to Feher Design, Inc.), a Nevada corporation (“Feher Reserach”), and Steve Feher (Feher Research and Steve Feher are referred to herein, collectively, as “Feher”), with Feher having an address at 1572 Tower Grove Drive Beverly Hills, CA 90210, is effective as of November 9, 2012 (the “Effective Date”). Gentherm and Feher are referred to herein each as a “Party” and, collectively, as the “Parties”.

Gentherm and Feher entered into that certain Option and License Agreement signed by Gentherm on October 30, 1992 and by Feher on November 2, 1992, a first amendment thereto dated September 1, 1997, and a Second Amendment thereto signed by Gentherm on October 31, 2000 and by Feher on October 24, 2000. The Option and License Agreement as amended by the first amendment and second amendment is referred to in this Agreement as the “Original Agreement.”

Gentherm and Feher are engaged in a dispute concerning the royalty obligations under the Original Agreement and under any alleged related or side agreements relating to the subject matter of the Original Agreement or this Agreement, and wish to resolve the dispute between them.

NOW, THEREFORE, the Parties agree as follows:

1. Past Payments. Feher hereby acknowledges that Gentherm has already paid to Feher all royalty payments due to Feher through the period ended June 30, 2012.

2. Settlement. Gentherm will pay to Feher the following lump sum payments to resolve the dispute over payment of royalties:

(a) Within ten (10) business days following execution of this Agreement by both Parties, Gentherm will pay to Feher $816,000 by electronic funds transfer to an account designated by Feher; and

(b) On or about May 1, 2013, Gentherm will pay to Feher $1,611,364.19 by electronic funds transfer to an account designated by Feher.

3. No Further Payments Owed. Feher hereby agrees that payment of the above amounts by Gentherm satisfies in full and extinguishes all of the royalty and other payment obligations under the Original Agreement and any alleged related or side agreements and no further royalties, or any other amounts whatsoever, shall be due or payable to Feher under the Original Agreement or any other existing or alleged agreement.

4. Continued Validity of Original Agreement. Except as to the payment obligations to Feher, which are satisfied by the payments described in Section 2 of this Agreement, the terms of the Original Agreement shall remain in full force and effect. In the event of any conflict between this Agreement and Original Agreement, this Agreement shall control.

5. Mutual Release of Claims. Except with respect to the obligations created by or arising out of this Agreement, each of Gentherm and Feher hereby releases and absolutely discharges the other and each of their respective affiliates, members, shareholders, officers, directors, agents, attorneys, employees, subsidiaries, successors, permitted assigns, parent or other related corporations, divisions and representatives, of and from any and all claims, actions, causes of action, suits, damages, expenses, covenants, controversies and demands of every kind and nature whatsoever, whether now known or learned of in the future, suspected or unsuspected, which such Party now has, owns or holds, or at any time previously ever had, owned or held, or may hereafter have, own or hold based upon, arising out of or relating in any way to the payment obligations, including underpayment or overpayment of royalties, under the Original Agreement or any alleged related or side agreement. Feher represents and warrants to Gentherm that Feher Research possesses all of the rights of Feher Design, Inc. under the Original Agreement, as successor in interest to Feher Design, Inc.

6. Unknown Claims: With respect to any and all claims released by this Agreement, and upon the Effective Date without further action, for good and valuable consideration, all Parties shall be deemed to have, and by operation of the execution of this Agreement shall have fully, finally, and forever expressly waived and relinquished, to the fullest extent permitted by law, any and all provisions, rights, and benefits of Section 1542 of the California Civil Code and any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States or principle of common law that is similar, comparable, equivalent or identical to Section 1542 of the California Civil Code, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

A Party may hereafter discover facts other than or different from those that he or it knows or believes to be true with respect to the claims released by this Agreement, but each Party hereby expressly waives and fully, finally, and forever settles and releases, upon the execution of this Agreement, any known or unknown, suspected or unsuspected, contingent or non-contingent claim that is released by this Agreement, without regard to the subsequent discovery or existence of such different or additional facts.

7. Miscellaneous.

(a) No Admission of Liability: The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or any of them, either previously or in connection with this Agreement, shall be deemed or construed to be an acknowledgement or admission by such Party of an fault or liability whatsoever to any other Party.

(b) Governing Law, Jurisdiction and Venue: This Agreement and any dispute, controversy or claim arising under, out of or in connection with this Agreement shall in all respects be governed by and construed and enforced in accordance with the laws of the State of California, without regard to conflicts of laws principles. In the event any legal action becomes necessary to enforce or interpret the terms of this Agreement, the Parties agree such action will be brought in the U.S. District Court of the Central District of California, and the Parties consent to the exclusive jurisdiction of said courts.

(c) Entire Agreement: This Agreement constitutes the entire agreement between the parties as to the matters specified herein and supersedes all prior or contemporaneous agreements of the parties, whether written or oral.

(d) Binding on Successors and Assigns: This Agreement shall be binding on the Parties (including commonly owned or controlled affiliated entities), their successors in interest, and present and future subsidiaries, assignees or acquirers, including any acquirer of substantially all of the assets of a Party.

(e) Attorney’s Fees. If any litigation commences between the parties to this agreement, the party not prevailing in the litigation will pay the prevailing party, in addition to such other relief as may be granted, a reasonable sum as and for attorney’s fees and costs to be determined by the court in the litigation or in a separate action brought for that purpose.

(f) Severability: If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect. This Agreement has been negotiated by the Parties and their respective counsel and shall be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either Party.

(g) Counterparts. This Agreement may be executed in one or more counterparts and by electronically transmitted signatures, each of which shall be deemed an original as against any Party whose signature appears thereon and all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date.

GENTHERM INCORPORATED		FEHER RESEARCH CO.

By:	/s/ Daniel R. Coker	By:	/s/ Steve Feher
Name: Daniel R. Coker		Name: Steve Feher
Title: President and Chief Executive Officer		Title: President

/s/ Steve Feher
STEVE FEHER, individually

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